Exhibit (h)(3)

                   AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT

         This AMENDMENT NO. 1, dated as of the 30th day of June, 2000, is made by and between Alleghany Funds, a Delaware business trust (the "Trust"), operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Alleghany Investment Services Inc., an Illinois corporation (the "Administrator") (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Trust and the Administrator originally entered into an Administration Agreement dated June 17, 1999, wherein the Administrator agreed to provide certain administrative services to each series of the Trust (the "Agreement"); and
         WHEREAS, the Parties wish to amend the Agreement to include under its terms one additional separate series of shares identified as Alleghany/Veredus SciTech Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Schedule "C" to the Agreement in the form attached hereto as Schedule "C". This Amendment shall take effect upon the date or dates when the respective amendments to the registration statement of the Trust registering  Alleghany/Veredus  SciTech Fund become effective. IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one type written page, together with
Schedule "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.
Alleghany Funds                               Alleghany Investment Services Inc.

/s/Kenneth C. Anderson                              /s/Gerald F. Dillenburg
By:  Kenneth C. Anderson, President               By:  Gerald F. Dillenburg

/s/Gerald F. Dillenburg                              /s/Laura Hlade
Attest:  Gerald F. Dillenburg, V.P.                Attest:  Laura Hlade





                                  SCHEDULE "C"



                            IDENTIFICATION OF SERIES

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Amendment. This Schedule "C" may be amended from time to time by agreement of the parties.



                                 ALLEGHANY FUNDS


Alleghany/Montag & Caldwell Growth Fund - Class N and ClassI
Alleghany/Chicago    Trust   Growth   &   Income   Fund
Alleghany/Chicago  Trust Talon Fund
Alleghany/Chicago Trust Balanced Fund
Alleghany/Montag & Caldwell Balanced Fund - Class N and Class I Alleghany/Chicago Trust Bond Fund
Alleghany/Chicago     Trust     Municipal     Bond     Fund
Alleghany/Chicago Trust Money Market Fund
Alleghany/Chicago Trust  SmallCap  Value  Fund
Alleghany/Veredus  Aggressive Growth Fund
Alleghany/Blairlogie  Emerging  Markets Fund -    Class  N and  Class  I
Alleghany/Blairlogie  International   Developed  Fund -  Class N and  Class  I
Alleghany/Veredus SciTech Fund




Originally Adopted: June 17, 1999
Amended: June 30, 2000